Exhibit 10.40

Maximum Mortgage Contract

Contract No: Jian He Shu FCGZDYHT2020002

Mortgager (Party A): Hefei Fengchuang Photomask Co., Ltd.

Address: Room 1606, Building F3, Innovation Industrial Park Section II, No. 2800 Chuangxin Avenue, High-tech District, Hefei
Postal Code: 230000

Legal Representative (Person in Charge): Peter Scott Kirlin

Fax:	Tel: 0551-65126615

Mortgagee (Party B): China Construction Bank Corporation Hefei Shushan branch

Address: Building E, Liyuan, No.398 Huanhu East Road, Shushan District , Hefei

Postal Code: 230088

Person in charge: Shi Tao

Fax:62816387	Tel: 0551- 62816387

In  view  of  the  fact  that  Party  B  is going  to  conduct  (and/or  have  already  conducted)  the  following credit business for Hefei  Fengchuang Photomask Co., Ltd. (hereinafter  referred  to  as  the  “debtor”)  on  consecutive  basis  for the following (1),(2),(3) and (4) items from     mm__dd 2020 to    mm    dd 2021 (hereinafter referred to as “Determination Period of Claims” ) by concluding loan contract of RMB funds, loan contracts of foreign exchange funds, bank acceptance agreement, letter of credit issuance contract, letter of guarantee issuance agreements and/or other legal Documents ( the aforementioned contracts, agreements and/or other legal documents concluded during the determination period of the claims are hereinafter referred to as the “Master Contract” ).

(1)	Issuance of RMB/foreign currency loans;

(2)	Acceptance of commercial drafts;

(3)	Issuing letter of credit;

(4)	Issuing letter of guarantee;

(5)	Other credit business: this column is left blank.

Party A is willing to provide a maximum mortgage guarantee for the series of debts of the debtor under the master contract. In accordance with relevant laws, regulations and rules, both parties have reached an agreement through consultation to enter into this contract for mutual compliance and execution.

Article 1 Mortgaged Property

1.  Party A shall establish mortgage with the property listed in the “List of Mortgaged property” of this contract.

2. Where the mortgaged property is reissued with a new certificate of ownership or other right, making the certificate of other right (mortgage) or certificate of the mortgage right which is shown on the “List of Mortgaged Property” hereof or received by Party B inconsistent with the aforementioned new certificate of rights or the relevant registration records at the registration authority, Party A shall not refuse to assume the guarantee liability for this reason.

3. Unless otherwise agreed by Party A and Party B or otherwise provided by law, the newly added items on the mortgaged property due to attachment, mixing, processing, reconstruction, etc., will also serve as the mortgage guarantee for Party B’s claims. Party A shall handle the necessary procedures according to Party B’s requirements. Mortgage registration and other procedures.

4. If the value of the mortgaged property has been or may be reduced, which affects the realization of Party B’s claims, Party A shall provide a new guarantee in accordance with Party B’s requirements.

Article 2 Scope of Guarantee and Maximum Debt Authority

1. The guarantee scope of this maximum mortgage shall cover all debts under the main contract, including but not limited to all principal, interest (including compound interest and penalty interest), liquidated damages, compensation, and other payments the debtor should pay to Party B (including but not limited to relevant service fees, telecommunication costs, miscellaneous fees advanced by Party B, and other bank-related expenses refused to be paid by the beneficiary under the letter of credit) , and costs by incurred Party Bin the realization of its claims and security rights (including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, evaluation fees, auction fees, notarization fees, delivery service fees, announcement fees, attorney fees, etc.).

2. The maximum limit of guarantee liability under this maximum mortgage is (currency) Renminbi (amount in capitals) Two Hundred Twenty Million Yuan. If Party A fulfills its guarantee obligations in accordance with this contract, the maximum amount shall be reduced accordingly.

3. Even if the actual formation time of the loan, advance, interest, expense or any other claims of Party B under the main contract exceeds the determination period of the claims, it shall still fall within the scope of the guarantee of this maximum mortgage. The expiry date of the debt performance period under the main contract shall not be restricted by the expiry date of the determination period of the claims.

Article 3 Mortgaged property Registration

The parties shall conduct the mortgage registration at the appropriate registration authorities within 5 working days after this contract is concluded. Party A shall submit the certificate of other rights of the mortgage property, original of the mortgage registration documents and other rights certificates to Party B on the date when the mortgage registration is completed.

Article 4 Changes of the main contract

1. where Party B signs the master contract with the debtor or makes any changes to the master contract (including but not limited to extending the debt performance period or increasing the principal amount of the claims), upon the agreement of both parties, Party A shall take the guarantee liability within the maximum amount and the scope of the guarantee specified in this contract.

2. Changes to the parties

Party A’s guarantee liability shall not be reduced or exempted due to any of the following situations:

(1) The restructuring, merger, consolidation, division, increase or decrease of capital, joint venture, joint operation, name change of Party B or the debtor;

(2)  Party B entrusts a third party to perform its obligations under the main contract;

3. If the claims under the main contract are transferred to a third party, the guarantee under this contract shall be transferred accordingly, and Party A shall assist Party B and the third party in handling the mortgage modification registration procedures required by law.

4. If the transfer of claims or debts under the main contract is not effective, invalided, cancelled, or terminated, Party A shall still bear the guarantee liability to Party B in accordance with this contract.

Article 5 Possession and custody of mortgaged property

1. Party A shall properly occupy, keep and maintain the mortgaged property, reasonably use the mortgaged property, maintain the integrity of the mortgaged property, and pay all taxes and fees related to the mortgaged property on time. Party B has the right to inspect the mortgaged property and may require Party A to deliver the original copy of rights certificates of the mortgaged property to Party B for safekeeping.

2. Where Party A entrusts or agrees to have a third party to occupy, keep, or use the mortgaged property, it shall inform the third party of the existence of the mortgage right, and request it to maintain the integrity of the mortgaged property, accept Party B’s inspection of the mortgaged property, and not hinder the realization of the mortgage right by Party B. Party A shall not thereby be exempt from the obligations in the preceding paragraph, and shall at the same time be liable for the actions of the third party.

3. Party A shall be liable for compensation if the mortgaged property causes any personal or property damage. If a claim is raised against Party B who is held liable, or Party B has advanced the compensation for Party A, Party B shall have the right to claim compensation from Party A.

Article 6 Insurance of mortgaged property

1. Unless otherwise agreed upon by both parties, Party A shall procure insurance for the mortgaged property in accordance with the type of insurance, the period of insurance, and the amount of insurance specified by Party Bin accordance with relevant laws. The insurer shall have statutory qualifications and good reputation.

2. The content of the insurance policy shall meet the requirements of Party B and no restrictive conditions that may jeopardize the rights and interests of Party B shall be attached thereto. The insurance policy shall specifically indicate that Party B is the priority indemnitee (first beneficiary) of the insurance compensation; changes to the insurance policy shall be subject to the approval of Party B in writing; in the event of an insured event, the insurer shall directly transfer the insurance compensation to the account designated by Party B. If the mortgaged property is insured but the insurance policy does not indicate the above content, the insurance policy shall be endorsed or amended accordingly.

3. Party A shall ensure that the insurance is consecutively valid, and shall not cause the insurance to be interrupted, cancelled or invalidated for any reason, or cause the insurer to reduce or exempt its liability for compensation, or change the insurance policy without the consent of Party B. If the claims guaranteed by Party A are not fully paid when the insurance period expires, Party A shall renew the insurance and extend the insurance period accordingly.

4. Party A shall deliver the original insurance policy of the mortgaged property to Party B within five working days from the date of conclusion of this contract (if the mortgaged property insurance is renewed, from the date of the renewal completion), and shall reserve the documents necessary for the relevant insurance claim or the transfer of insurance rights with Party B.

5. Party B has the right to dispose of the insurance compensation obtained with respect to the mortgaged property in any of the following options, and Party A shall assist in conducting the relevant procedures:

(1) With the consent of Party B, to be used to repair the mortgaged property to restore the value of the same;

(2) To be used to pay off or pay off before maturity the principal and the interest of the debt under the main contract and related expenses;

(3) To be used to provide pledge guarantees for the debts under the main contract;

(4) to be disposed of by Party A at its own discretion upon providing new guarantee by Party A that meets the requirements of Party B.

Article 7 Restrictions on Party A’s disposal of mortgaged property

1. Without the written consent of Party B, Party A shall not dispose of the mortgaged property in any way, including but not limited to abandonment, lease (including renewal of lease after the original lease contract expires), gift, transfer, capital contribution, repeated guarantee, relocation, and change to public welfare purposes, attaching with other things, rebuilding or dividing.

2. With the written consent of Party B, the price or other funds obtained from the disposal of the mortgaged property by Party A shall be deposited into the account designated by Party B. Party B has the right to dispose of the above payments by choosing from any of the options stipulated in items (2) to (4) of paragraph 5 of Article 6 of this contract, and Party A shall assist in conducting the relevant procedures.

Article 8 Obstructions by third parties

I. If the mortgaged property is expropriated, requisitioned, demolished, confiscated, or recovered free of charge by the state, or the mortgaged property is sealed, frozen, seized, supervised, retained, auctioned, forcibly possessed, damaged or otherwise disposed of by a third party, Party A shall immediately notify Party B and promptly take measures to stop, eliminate such actions or take remedial measures to prevent the loss from expanding; if requested by Party B, Party A shall provide new guarantee that meets Party B’s requirements.

2. The remaining part of the mortgaged property after the occurrence of the situation described in the preceding paragraph shall still be used as a mortgage guarantee for Party B’s claims. The indemnity or compensation obtained by Party A for the above reasons shall be deposited into the account designated by Party B. Party B has the right to dispose of the above payments by choosing from any of the options stipulated in items (1) to (4) of paragraph 5 of Article 6 of this contract, and Party A shall assist in conducting the relevant procedures.

Article 9 Realization of Mortgage Rights

1. If the debtor fails to perform the debts due under the main contract or fails to perform the debts that are announced to be due earlier, or violates other provisions of the main contract, Party B has the right to dispose of the mortgaged property.

2. The value of the mortgaged property recorded in the “List of Mortgaged Property” in this contract or separately agreed upon by both parties (hereinafter referred to as “tentative value”), whether recorded in the registry of the registration authority or not, does not indicate the final value of the mortgaged property. The final value shall be the net amount of the proceeds from the disposal of the mortgaged property by Party B after deducting various taxes and fees.

Where the mortgaged property is used to repay Party B’s claims, the above-mentioned tentative value shall not be used as the basis for the mortgaged property to repay Party B’s claims. The value of the mortgaged property shall by then be determined by mutual agreement or fair evaluation according to law.

3. Party B’s proceeds from disposing of the mortgaged property shall, after paying the costs in the process of selling or auctioning (including but not limited to storage fees, evaluation fees, auction fees, transfer fees, taxes, fees for state-owned land use rights transfer, etc.), be used to pay off the debts under the main contract as a priority, and the remaining amount shall be refunded to Party A.

4. Where Party A and the debtor are the same person, Party B may apply for compulsory execution of the property other than the mortgaged property of Party A, and it shall not be preconditioned on giving up the mortgage or disposing of the mortgaged property in the first place.

5. Party A shall not prevent Party B from realizing mortgage rights in any way (including acts or omissions).

6. Regardless of whether Party B has other guarantees for the claims under the main contract (including but not limited to guarantees, mortgages, pledges, letters of guarantee, standby letters of credit, etc.), whether when the other guarantees are established, whether they are valid, or whether Party B claims against these other guarantors, and regardless of whether a third party agrees to assume all or part of the debts under the main contract, or whether such other guarantees are provided by the debtor on its own, Party A’s guarantee liabilities under this contract shall not be reduced or exempted whatsoever. And Party B may directly request Party A to assume the guarantee liability within the scope of its guarantee in accordance with this contract. Party A undertakes not to claim that Party B shall realize its claims with the guarantees in rem provided by the debtor or guarantees provided by other guarantors in the first place. Party A agrees that Party B has the right to choose the order of realization of guarantees among various guarantees, and Party A shall not propose any objection.

7. Where the maximum limit of guarantee liability stipulated in this contract is lower than the actual balance of the claims under the main contract, and the claims under the main contract have not been fully repaid after Party A assumes the guarantee responsibility, Party A undertakes that its exercising (including pre-exercising) of its right of subrogation or right of recourse against the debtor or other guarantors shall not cause any damage to the interests of Party B, and agrees that the settlement of the debts under the master contract has priority over the realization of the right of subrogation or right of recourse of Party A.

Specifically, before Party B’s claims are fully paid off,

(1) Party A agrees not to claim its right of subrogation or right of recourse against the debtor or other guarantors; if Party A realizes the above-mentioned rights for any reason, the proceeds so obtained shall be used to the payment of the unpaid claims of Party Bas a priority;

(2) If there is a guarantee in rem for the debt under the main contract, Party A agrees not to claim the guaranty or the proceeds from its disposal on the ground of exercising it right of subrogation or any other reason. The aforesaid guaranty and proceeds so obtained shall be used for the repayment of Party B’s unpaid claims as a priority;

(3) If the debtor or other guarantors provide Party A with a counter-guarantee, the proceeds obtained by Party A based on the above-mentioned counter-guarantee shall be used for the repayment of Party B’s unpaid claims as a priority.

8. If the main contract is not established, ineffective, invalid, partially invalid or revoked, or terminated, and Party A and the debtor are not the same person, then Party A shall, within the scope of the guarantee stipulated in this contract, take joint and several liabilities with the debtor with respect to the obligations of the debtor due to return of property or compensation for losses.

9. Party A has fully acknowledged the risk of the interest rate. Where Party B adjust the interest rate, interest calculation or settlement method according to the provisions of the main contract or based on the changes of the national policy, resulting in an increase in the interest, penalty interest, compound interest which are payable by the debtor, Party A shall also assume guarantee liability with respect to the increased part.

10. If, the debtor has other debts to Party B in addition to the debts under the main contract, Party B has the right to transfer the fund in RMB or other currencies in the account opened by the debtor in the China Construction Bank system for the payment of any of the due debt in the first place, and Party A’s guarantee liability shall not be reduced or exempted accordingly.

Article 10 Liability for breach of contract

1. Party A’s liability for breach of contract

(1) If Party A violates any of the provisions of this Contract, or any matter represented and guaranteed by Party A has any falseness, errors, or omissions, Party B has the right to take one or more of the following measures:

1.	To require Party A correct the breach of contract within a time limit;

2.	To require Party A to provide a new guarantee;

3.	To require Party A to compensate for the loss;

4.	To dispose of mortgaged property;

5.	Other relief measures permitted by law.

(2) Party B has the right to choose any of the methods agreed in Article 6 Paragraph 5 (2) to (4) to deal with the proceeds from the disposal of the mortgaged property, and Party A shall assist in the relevant procedures.

(3) If the mortgage right is not effectively established, or the value of the mortgaged property is reduced, or Party B fails to timely or fully realize the mortgage due to the reasons of Party A, while Party A and the debtor are not the same person, Party B has the right to require Party A to assume joint liability with the debtor for the secured debt within the scope of the guarantee agreed in this Contract.

2. Party B’s liability for breach of contract

If Party B loses the mortgage property rights certificate delivered by Party A due to its fault; or Party B fails to return the mortgage property rights certificate in lime after the debts under the master contract are paid off or fails to assist in the mortgage registration cancellation procedures after Party A submits an application, Party A has the right to take one or more of the following measures:

(1) To require Party B to bear the cost of re-issue of the mortgage property rights certificate;

(2) To require Party B to return the mortgage property rights certificate within a time limit or assist Party A to cancel the mortgaged property registration.

Article 11 Miscellaneous clauses

1. Costs and expenses

(1) Costs and expenses caused by Party A’s breach of any of the provisions of this Contract (including but not limited to the legal costs, arbitration fees, property preservation fees, travel expenses, execution fees, evaluation fees, auction fees, notary costs, service fees, announcement fees, lawyer fees actually incurred by Party B due to Party A’s breach of contract) shall be borne by Party A;

(2) As for other costs and expenses, Party A and Party B agree as follows: this column is blank

2. Transfer and reception of payables

As for all amounts payable by Party A under this Contract, Party B has the right to transfer and receive corresponding amounts in RMB or other currencies from the account opened by Party A in the China Construction Bank system without prior notice to Party A. If it is necessary to go through the foreign exchange settlement and sale or foreign exchange trading procedures, Party A is obliged to assist Party B to complete such procedures, and Party A shall bear the risk of exchange rate.

3. Use of Party A’s information

Party A agrees that Party B may inquire about Party A’s credit status with the credit database established with the approval from the People’s Bank of China and the credit investigation authorities or relevant authorities and departments, and that Party B may provide Party A’s information to the credit database established with the approval from the People’s Bank of China and the credit investigation authorities. In addition, Party A agrees that Party B may reasonably use and disclose Party A’s information for business needs.

4. Announcement about collection

For Party A’s breach of contract, Party B has the right to notify relevant departments or authorities, and has the right to make an announcement about collection through the news media.

5. Evidentiary effect of Party B’s records

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records related to principal, interest, costs and repayment records, etc., receipts and vouchers prepared or retained by Party B, which are incurred during the course of the debtor’s business procedures such as withdrawal, repayment, interest payment, and the records and vouchers of Party B’s loan collection, all constitute definite evidence that effectively proves the credit relationship under the master contract. Party A cannot raise objections just because the above-mentioned records, documentations, receipts, and vouchers were unilaterally prepared or retained by Party B.

6. Reservation of rights

Party B’s rights under this Contract shall not affect and exclude any rights it enjoys in accordance with laws, regulations and other contracts. Any tolerance, indulgence, preference or delay in exercising any right under this Contract for any breach of contract or delay shall not be considered as a waiver of the rights and interests under this Contract or the permission or recognition of any breach of this Contract. It shall not affect, prevent or hinder the continuing exercise of such right or the exercise of any other rights, nor will it cause Party B to assume obligations and liabilities to Party A.

Even Party B does not exercise or delays in exercising any right under the master contract or does not exhaust any relief under the master contract, Party A’s guarantee liability under this Contract will not be reduced or exempted, but if Party B reduces or exempts the debt under the master contract, Party A’s guarantee liability under this Contract shall be reduced or exempted accordingly.

7. If Party A is divided, dissolves, enters bankruptcy proceedings, is revoked, has its business registration cancelled, has its business license revoked, the mortgaged property is damaged, lost, infringed or out of control of Party A due to natural factors or acts of a third party, and there is a dispute over the ownership of mortgaged property or the right certificate is cancelled, Party B shall be immediately notified.

8. Dissolution or bankruptcy of the debtor

As Party A knows that the debtor has entered the dissolution or bankruptcy proceedings, Party A shall immediately notify Party B to declare the claims, and at the same time, Party A shall participate in the dissolution or bankruptcy proceedings in time and exercise the right of recovery in advance. If Party A fails to timely exercise the right of recovery in advance as Party A knows or should know that the debtor has entered the dissolution or bankruptcy proceedings, Party A shall bear its own losses.

Notwithstanding the provision of Item 6 Paragraph 2 in this article, during the debtor’s bankruptcy proceedings,  if Party B and the debtor reach a settlement agreement or agree to a reorganization plan, Party B’s rights under this Contract shall not be harmed by the settlement agreement or reorganization plan, and Party A’s guarantee liability shall not be reduced or exempted. Party A shall not use the conditions stipulated in the settlement agreement and reorganization plan to oppose Party B’s claims. In the settlement agreement and reorganization plan, Party B still has the right to require Party A to assume the guarantee responsibility for the part of the debt that has not been repaid by concessions to the debtor.

9. Dissolution or bankruptcy of Party A

In the event of Party A’s dissolution or bankruptcy, even if Party B’s claims under the master contract have not yet expired, Party B still has the right to participate in Party A’s liquidation or bankruptcy proceedings and declare its claims.

10. If Party A’s mailing address or contact information changes, Party B shall be notified in writing immediately, and Party A shall solely bear the losses caused by failure to notify in time.

11. Other agreed matters

(1) If there is a change in the mortgage registration matters and the alteration registration is required in accordance with the law, Party A shall go through the alteration registration procedures with Party B in accordance with Party B ‘s requirements

(2) Prior to the signing of this Contract, the debt under this column is blank signed between Party Band the debtor is also included in the scope of secured creditor’s right guaranteed in this Contract.

(3) The scope of guarantee agreed in this Contract is the total amount of price and tax including value-added tax.

(4) As for the service addresses and legal consequences of various notices, agreements, and instruments relevant to this Contract, Party A and Party B agree as follows:

1. Address of service

(a) Party A confirms that its valid address of service is: Room 1606, Building F3, Phase 2, Innovation Industrial Park, No. 2800 of Chuangxin Avenue, High-tech, Zone, Hefei City

(b) Party 8 confirms that its valid address of service is: No. 398, Huanhu East Road, Shushan District. Hefei City

2. Applicable scope of address of service

The above addresses of service applies to the service of various notices, agreements, and instruments relevant to this Contract, including but not limited to the service of documents including various notices and agreements during the performance of the contract, and the service of relevant documents and legal instruments in the event of contract disputes, and also the service of relevant documents in the first instance, second instance, retrial and execution procedures and other procedures after the dispute enters arbitration, civil litigation procedures.

3. Change of address of service

(1) If Party A needs to change its address of service, it shall notify Party B in writing ten (10) working days in advance, and send a written notice to Party B ‘s address of service;

(2) If Party B needs to change its address of service, it shall notify Party A in writing.

(3) If a party changes its address during arbitration or civil litigation, that party shall also perform its obligation of notification in writing to the arbitration institution or the court.

(4) As a party performs its obligation of notice of address change as agreed above, its address of service after change shall be considered as the valid address of service, otherwise the previously confirmed address of service shall still be considered as the valid address of service.

d. Legal consequences

(1) If any party fails to actually receive various kinds of documents such as notices, agreements, legal instruments due to reasons that for example any party provides or confirms inaccurate address of service, the obligation of notification is not performed in the aforementioned manner after the change of the address of service, or such party or its designated recipient refuses to sign and receive such documents, and such documents are served by mail, the date on which the documents are returned shall be considered as the date of service; in case of direct service, the date on which the relevant information is recorded on the service receipt by the person serving such document shall be considered as the date of service.

(2) As for the above addresses of service, the arbitration institution and the court may directly serve by mail. Even if the parties fail to receive the documents served by mail from the arbitration institution or the court, they shall be deemed to have been served due to the above agreement.

12. Resolution method of contract disputes

Any dispute arising during the performance of this Contract can be resolved through negotiation. If negotiation fails, it shall be resolved according to the following method (1). During the process of litigation or arbitration, the terms of this Contract that do not involve disputes must still be fulfilled.

(1) Prosecuting to the People’s Court in the place where Party B is domiciled

(2) Submitting this column is blank to the Arbitration Commission (with the location of arbitration at this column is blank) to conduct an arbitration in accordance with the Commission ‘s arbitration rules in effect at the time of applying for arbitration. The arbitration award is final, and binding on both parties.

13. Effectiveness of contract

This Contract shall become effective with the signature of the legal representative (person in charge) or authorized agent of Party A or the official stamp of Party A, and the signature of the person in charge or authorized agent of Party B or the official stamp of Party B.

14. This Contract is in quadruplicate.

Article 12 List of mortgaged property

The list of mortgaged properties under this Contract is as follows:

List of Collateral

Name of mortgaged property	Ownership certificate and other related certificate No.	Premises	Area or quantity	Value of mortgaged property (ten thousand yuan)	Amount of mortgage set for other claims (ten thousand yuan)	Remarks
Equipment	Name: Prexision-10# 1 Laser lithography machine Code: Prexl0M Name: Refurbishment of Prexision-10 system#2 Laser lithography machine Code: Prexl0N	No.360 Workshop Mingzhu Avenue, High-tech Zone	Two	Appraised value of RMB one hundred forty six point one million yuan (422.58 million yuan)	0	Wan’an H.Y.P.H. Z No. (2020) 0301 Equipment Status List Item 12 and 13 of Two Pieces of Equipment in the “Price Pre-evaluation Report”

Article 13 Representations and warranties of Party A

1. Party A is clearly aware of Party B’s business scope and authorized authorities .

2. Party A has read all the provisions of this Contract and the master contract. At the request of Party A, Party B has made corresponding explanations about provisions of this contract and the master contract. Party A has been fully aware of and thoroughly understood the meaning and the corresponding legal consequences of provisions of this Contract and the master contract.

3. Party A is legally qualified as a guarantor, and Party A’s guarantee behavior under this Contract complies with laws, administrative regulations, rules, and provisions of Party A’s articles of association or internal organizational documents, and has obtained approval from the company’s internal competent authority and/or the competent authority of the state. All liabilities arising from Party A’s failure to obtain the right to sign this Contract shall be borne by Party A, including but not limited to full compensation for the loss suffered by Party B therefore.

4. Party A confirms that it has a full understanding of the debtor’s information such as assets, debts, operations, credit, reputation, etc., whether it has the qualification and authority to sign the master contract and all the contents of the master contract.

5. Party A has the right to own or dispose of the mortgaged property in accordance with the law. The mortgaged property is not a public welfare facility, or property that is prohibited from circulation and transfer, and there is no dispute over ownership.

6. There are no other co-owners in the mortgaged property, or although there are other co-owners, such behavior of mortgage guarantee has obtained the written consent of other co-owners.

7. The mortgaged property does not have any defects or burdens that have not been notified to Party Bin writing, including but not limited to situations such as the mortgaged property being restricted from circulation, sealed up, seized, supervised, leased, with lien, and the mortgaged property’s unpaid purchase price, repair and maintenance cost, construction project price, state taxes, land-use right transfer fees, damage compensation, etc. or the mortgaged property has established a guarantee for a third party.

8. All materials and information related to the mortgaged property provided by Party A to Party B are true, legal, accurate and complete.

9. Party A’s provision of this mortgage guarantee does not harm the legitimate interests of any third party, and does not violate Party A’s legal and agreed obligations.

10. If Party A or the debtor fails to comply with laws, regulations or rules related to environmental and social risk management, or may bring harm and related risks to the environment and society (including but not limited to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation, emission reduction, climate change and other related environmental and social issues), Party B has the right to exercise the guarantee rights under this Contract in advance, and take other relief measures agreed in this Contract or allowed by laws.

Party A (official stamp):

Legal representative (person in charge) or authorized agent (signature):

MM/DD/YY

Party B (official stamp): Hefei Shushan Branch of China Construction Bank Corporation

Person in charge or authorized agent (signature):

MM/DD/YY